Exhibit 10.2

Execution Copy

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of February 1, 2021 (the “Effective Date”), is entered into by and between Nutrition & Biosciences, Inc., a Delaware corporation (“Spinco”), the Spinco Licensors and the Spinco Licensees, on the one hand, and DuPont de Nemours, Inc., a Delaware corporation (“Remainco”) the Remainco Licensors and the Remainco Licensees, on the other hand (each of Spinco and Remainco, a “Party” and together, the “Parties”).

WHEREAS, Spinco and Remainco are parties to that certain Separation and Distribution Agreement, dated December 15, 2019 (the “Separation Agreement”);

WHEREAS, as of and following the Spinco Distribution (as defined in the Separation Agreement), each Party and its Affiliates will have rights to certain Intellectual Property and Business Software and, with respect to Remainco, the Remainco Licensed Standards, in each case related to the other Party’s Business; and

WHEREAS, in connection with the Separation Agreement, the Remainco Licensors wish to grant to the Spinco Licensees, and the Spinco Licensors wishes to grant to the Remainco Licensees, a license and other rights to certain of such Intellectual Property and Business Software and, with respect to the Remainco Licensors’ grant, the Remainco Licensed Standards, in each case, as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(1) “Business Software” means with respect to a Licensor, all Software (to the extent Controlled by such Licensor or any member of its Group as of the Effective Date), including all Know-How and Copyrights therein (but not in respect of any data included in any databases), that is used or held for use in, as of the Effective Date, the conduct of (i) the Spinco Business if the Licensee is Spinco, or (ii) the Remainco Business if the Licensee is Remainco, in each case (in respect of the foregoing (i) and (ii)), only if and to the extent such Licensee or any member of its Group have not been granted a license or other rights to use such Software under the Separation Agreement or any other Ancillary Agreement. Notwithstanding the foregoing, Business Software expressly excludes any and all Excluded IP.

(2) “Confidential Information” shall have the meaning provided to it in the Umbrella Secrecy Agreement.

(3) “Cover” means, (a) with respect to any issued Patent, in the absence of a license granted under a claim of such issued Patent, the practice of the applicable invention or technology would infringe such claim, or (b) with respect to any Patent application, in the absence of a license granted under a claim of such Patent application, the practice of the applicable invention or technology would infringe such claim in such Patent application if such application were to issue with such claim.

(4) “Control” means, with respect to any Intellectual Property or Software, (a) such Intellectual Property or Software is owned by the applicable Person and (b) such Person has the ability to grant a license in, to or under such Intellectual Property or Software (respectively) on the terms and conditions set forth herein without violating any Contract entered into as of or prior to the Effective Date between such Person, on the one hand, and any Third Party, on the other hand; provided, that, in the event that neither Licensor nor any member of it Group has the right to grant a license of the same scope set forth in Section 2.1 or Section 2.2, as applicable, then the term “Control” shall mean the ability of such Licensor or any member of its Group to grant such a license or such other rights of the broadest scope which such Licensor or any member of its Group can grant within the scope set forth in Section 2.1 or Section 2.2, as applicable, without violating any Contract entered into as of or prior to the Effective Date between such Licensor or any member of its Group, on the one hand, and any Third Party, on the other hand.

(5) “Design Rights” means intellectual property rights in proprietary designs (whether registered or unregistered) arising anywhere in the world, other than (a) Patents (including design Patents), (b) Copyrights, (c) Know-How and (d) Software.

(6) “DuPont Environmental, Health and Safety Standards” means standards, protocols, processes, and policies, including documents, databases (together with the data contained therein), training materials and other supporting tools, in the following Remainco corporate EHS competency areas: EHS Systems and Risk Management, Environmental, Workplace Safety, Contractor Safety, Occupational Health, Distribution Safety, Electrical Safety, Fire Safety, Emergency Response, and Process Safety, in each case including all Copyrights therein and all Know-How to the extent set forth therein.

(7) “Engineering Standards” means standards, protocols, processes, and policies, including the engineering guidelines, for designing, constructing, maintaining, and operating facilities, in each case including all Copyrights therein and all Know-How to the extent set forth therein.

(8) “Excluded IP” means (i) Regulatory Data and Governmental Approvals, (ii) the TMODS Systems (as that term is defined in the TMODS License Agreement) (including, for clarity, the object code and source code thereof), together with all process operator training simulator data files which contain process and control information for simulating the operation of plants, and all documentation therefor, (iii) Trademarks, (iv) IT Assets (other than Software) and (v) the Intellectual Property set forth on Schedule A.

(9) “Governmental Approvals” has the meaning set forth in the Regulatory Cross-License Agreement.

(10) “Intellectual Property” has the meaning set forth in the Separation Agreement.

(11) “Know-How” has the meaning set forth in the Separation Agreement. For the avoidance of doubt, “Know-How” includes notices of invention and invention disclosures for which a Patent has not been filed as of the Effective Date (e.g., IDNs, MOIs, NOIs and ICDs).

(12) “Knowledge” means (a) with respect to Remainco or Spinco, the actual knowledge of persons set forth in Section 1.1(a) of the Spinco Disclosure Schedule to the Merger Agreement, (b) with respect to Spinco, the actual knowledge of such additional persons set forth on Schedule B(i) hereto, and (c) with respect to Remainco, the actual knowledge of such additional persons set forth on Schedule B(ii) hereto.

(13) “Licensed IP” means (i) with respect to the licenses granted to the Remainco Licensees hereunder, the Spinco Licensed IP and the Business Software Controlled by the Spinco Group and (ii) with respect to the licenses granted to the Spinco Licensees hereunder, the Remainco Licensed IP , the Remainco Licensed Standards and the Business Software Controlled by the Remainco Group.

(14) “Licensee” means (i) the Spinco Licensees with respect to the Remainco Licensed IP, Remainco Licensed Standards and Business Software Controlled by the Remainco Group and (ii) the Remainco Licensees with respect to the Spinco Licensed IP and Business Software Controlled by the Spinco Group.

(15) “Licensor” means (i) the Spinco Licensors with respect to the Spinco Licensed IP and Business Software Controlled by the Spinco Group, and (ii) the Remainco Licensors with respect to the Remainco Licensed IP, Remainco Licensed Standards and Business Software Controlled by the Remainco Group.

(16) “MatCo/SpecCo IP Cross License” means that certain MatCo/SpecCo Intellectual Property Cross License, dated as of April 1, 2019, by and among DowDuPont Inc. and the SpecCo Licensors and SpecCo Licensees (as defined therein), on the one hand, and Dow Inc. and the MatCo Licensors and MatCo Licensees (as defined therein), on the other hand.

(17) “Materials” means those written, electronic, computerized, digital or other similar tangible or intangible media to the extent comprising, embodying or containing any Spinco Licensed Know-How, Spinco Licensed Copyrights, Remainco Licensed Know-How, Remainco Licensed Copyrights, Remainco Licensed Standards, or any Business Software.

(18) “Patents” has the meaning set forth in the Separation Agreement.

(19) “Regulatory Cross-License Agreement” means that certain Remainco/Spinco Regulatory Cross-License Agreement by and between the Parties and dated as of even date herewith.

(20) “Regulatory Data” has the meaning set forth in the Regulatory Cross-License Agreement.

(21) “Remainco Field” means the field of the Remainco Business as conducted as of the Spinco Distribution Date and natural evolutions thereof.

(22) “Remainco Licensed Copyrights” means any and all Copyrights (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date, including the Copyrights set forth on Schedule C. Notwithstanding the foregoing, Remainco Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) Design Rights, (iii) Engineering Standards, (iv) DuPont Environmental, Health and Safety Standards, (v) Software and (vi) Excluded IP.

(23) “Remainco Licensed Design Rights” means any and all Design Rights (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date. Notwithstanding the foregoing, Remainco Licensed Design Rights expressly exclude any and all (i) Engineering Standards, (ii) DuPont Environmental, Health and Safety Standards, and (iii) Excluded IP.

(24) “Remainco Licensed IP” means the Remainco Licensed Patents, Remainco Licensed Know-How, Remainco Licensed Copyrights and Remainco Licensed Design Rights.

(25) “Remainco Licensed Know-How” means any and all Know-How (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date, including the Know-How set forth on Schedule D. Notwithstanding the foregoing, Remainco Licensed Know-How expressly excludes any and all (i) Copyrights, (ii) Design Rights, (iii) Know-How to the extent set forth in the Engineering Standards, (iv) Know-How to the extent set forth in the DuPont Environmental, Health and Safety Standards, (v) Software and (vi) Excluded IP.

(26) “Remainco Licensed Patents” means any and all: (i) Patents actually used in the Spinco Business as of the Effective Date, including the Patents set forth on Schedule E (in each case, to the extent Controlled by any member of the Remainco Group as of the Effective Date), (ii) Patents to the extent such Patents Cover any Remainco Licensed Know-How and are Controlled by Remainco or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by Remainco or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clauses (i), (ii) or (iii), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (iii) are supported by any Patents described in either of the foregoing clauses (i) or (ii). Notwithstanding the foregoing, Remainco Licensed Patents expressly exclude any and all Excluded IP.

(27) “Remainco Licensed Standards” means those DuPont Environmental, Health and Safety Standards, and Engineering Standards, each, to the extent (i) the Intellectual Property therein is Controlled by Remainco or any member of the Remainco Group as of the Effective Date and (ii) actually used in the Spinco Business as of the Effective Date. Notwithstanding the foregoing, Remainco Licensed Standards expressly exclude (i) Know-How to the extent expressly referenced but not specifically set forth therein and not in DuPont Environmental, Health and Safety Standards, and Engineering Standards necessary in order to implement or otherwise utilize such DuPont Environmental, Health and Safety Standards or Engineering Standards, as applicable, as permitted under Section 2.1(c), and (ii) any and all Excluded IP.

(28) “Remainco Licensees” means, with respect to the corresponding Spinco Licensor, those entities set forth on Schedule I as Remainco Licensees.

(29) “Remainco Licensors” means those entities set forth on Schedule I as Remainco Licensors.

(30) “Spinco Field” means the field of the Spinco Business as conducted as of the Spinco Distribution Date and natural evolutions thereof.

(31) “Spinco Licensed Copyrights” means any and all Copyrights (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date, including the Copyrights set forth on Schedule F. Notwithstanding the foregoing, Spinco Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) Design Rights, (iii) Software and (iv) Excluded IP.

(32) “Spinco Licensed Design Rights” means any and all Design Rights (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date. Notwithstanding the foregoing, Spinco Licensed Design Rights expressly exclude any and all Excluded IP.

(33) “Spinco Licensed IP” means the Spinco Licensed Patents, Spinco Licensed Know-How, Spinco Licensed Copyrights and Spinco Licensed Design Rights.

(34) “Spinco Licensed Know-How” means any and all Know-How (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date, including the Know-How set forth on Schedule G. Notwithstanding the foregoing, the Spinco Licensed Know-How expressly excludes any and all (i) Copyrights, (ii) Design Rights, (iii) Software and (iv) Excluded IP.

(35) “Spinco Licensed Patents” means any and all: (i) Patents actually used in the Remainco Business as of the Effective Date, including the Patents set forth on Schedule H (in each case, to the extent Controlled by any member of the Spinco Group as of the Effective Date), (ii) Patents to the extent such Patents Cover any Spinco Licensed Know-How and are Controlled by Spinco or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by Spinco or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clauses (i) or (ii), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (iii) are supported by any Patents described in either of the foregoing clauses (i) or (ii). Notwithstanding the foregoing, Spinco Licensed Patents expressly exclude any and all Excluded IP.

(36) “Spinco Licensees” means, with respect to the corresponding Remainco Licensor, those entities set forth on Schedule I as Spinco Licensees.

(37) “Spinco Licensors” means those entities set forth on Schedule I as Spinco Licensors.

(38) “Third Party” means any Person other than Spinco, Remainco, and their respective Affiliates.

(39) “Third Party Infringement” means (a) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP or (b) any Third Party allegations of invalidity or unenforceability of any Licensed IP.

(40) “Third Party Payments” means any and all obligations on the part of Licensor or any of its Affiliates to pay royalties, sublicense fees, milestones or other amounts to Third Parties pursuant to Contracts existing as of the Effective Date to which Licensor or any member of its Group is a party or is otherwise bound, in each case to the extent that such obligation to pay arises from, or is a result of the grant to or exercise by Licensee or any Sublicensees of, any license, sublicense or other right granted hereunder.

Section 1.2 References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the Preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (p) any consent given by any party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party; and (q) any reference to a “month” shall mean a calendar month. Unless the context requires otherwise, references in this Agreement to “Spinco” shall also be deemed to refer to the applicable member of the Spinco Group, references to “Remainco” shall also be deemed to refer to the applicable member of the Remainco Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Spinco or Remainco shall be deemed to require Spinco or Remainco, as the case may be, to cause the applicable members of the Spinco Group or the Remainco Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

GRANTS OF RIGHTS

Section 2.1 Licenses to Spinco.

(a) Nonexclusive License to Remainco Licensed IP. Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license in, to and under the Remainco Licensed IP for any and all uses solely in the Spinco Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.1(a) shall include the right (i) to practice the Remainco Licensed IP to make (including have made), use, sell, offer for sale, import, and export any and all products, in each case within the Spinco Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify, and make derivative works of the Remainco Licensed IP and any tangible embodiments thereof, in each case within the Spinco Field.

(b) License to Business Software. Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license to their Business Software for use solely in the Spinco Field.

(c) License to Remainco Licensed Standards.

(i) Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license in, to and under the Remainco Licensed Standards (including, without limiting and subject to subsection (ii) hereof, rights to use, copy, and modify the same), solely for use in the Spinco Field at any facility (including if such facility is modified or expanded) where the Spinco Assets are situated as of the Spinco Distribution or any substantial replications of such facilities (but, for clarity, not at facilities acquired after the Effective Date or the facilities of any permitted Third-Party successor or assignee in accordance with Section 10.6 hereof (other than those where the Spinco Assets are situated as of the Spinco Distribution or any substantial replications of such facilities)).

(ii) Notwithstanding anything to the contrary herein, the Remainco Licensed Standards shall (a) be implemented and used by Spinco subject to its own training with respect thereto (and Remainco shall have no obligation with respect to any such training), and (b) be destroyed by Spinco, in relevant part, upon Spinco’s good faith determination that the same has become obsolete or superseded by any other standard, protocol, policy, or process (in which event, such Remainco Licensed Standards to such extent shall no longer be licensed to Spinco hereunder). Spinco shall not remove any proprietary markings, confidentiality notices, or similar labels on the Remainco Licensed Standards or the documentation embodying such Remainco Licensed Standards. For clarity, the Remainco Licensed Standards shall not be subject to any updates by Remainco or its Affiliates (even if Remainco or its Affiliates update same for their own use). The Parties acknowledge that, from time to time, applicable Law may conflict with and supersede aspects of Remainco Licensed Standards, and Remainco shall have no Liability to Spinco in connection therewith.

Section 2.2 Licenses to Remainco.

(a) License to Spinco Licensed IP. Subject to the terms and conditions of this Agreement, the Spinco Licensors hereby grant, and Spinco shall cause its Affiliates to grant, to the relevant Remainco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide non-exclusive license in, to and under the Spinco Licensed IP for any and all uses solely in the Remainco Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.2(a) shall include the right (i) to practice the Spinco Licensed IP to make (including have made), use, sell, offer for sale, import, and export any and all products, in each case within the Remainco Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, display, modify, and make derivative works of the Spinco Licensed IP and any tangible embodiments thereof, in each case within the Remainco Field.

(b) License to Business Software. Subject to the terms and conditions of this Agreement, the Spinco Licensors hereby grant, and Spinco shall cause its Affiliates to grant, to the relevant Remainco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license to their Business Software for use solely in the Remainco Field.

Section 2.3 Sublicenses. Licensee may sublicense the license and rights granted to Licensee under Sections 2.1 and 2.2 (as applicable) to (a) its Affiliates (through multiple tiers) and (b) Third Parties in the ordinary course of business to the extent necessary for such Third Parties to perform services for or on behalf of Licensee or its Affiliates (but not, in the case of sublicenses to Third Parties under this subsection (b), through multiple tiers) (each such Affiliate or Third Party, a “Sublicensee”). Each sublicense granted under the Licensed IP shall be granted pursuant to an agreement which does not conflict with the terms and conditions of this Agreement. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.4 Third Party Rights.

(a) For clarity, and notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Sections 2.1 and 2.2) shall be subject to the terms of any Contracts relating to the Spinco Licensed IP, Remainco Licensed IP, Remainco Licensed Standards or Business Software, as applicable, existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound. To the extent that, as a result of any rights of or obligations owed to a Third Party under such Contracts, any license or other rights granted hereunder: (i) may not be granted without the consent of or payment of a fee or other consideration to such Third Party or any other Third Party under such Contracts; or (ii) will cause Licensor or any of its Affiliates to be in breach of any of its or their obligations to any Third Party, the applicable licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid (it being understood that Licensor shall have no obligation to agree to or make any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreements). Notwithstanding anything to the contrary in this Section 2.4, Licensee shall be deemed not to be in breach of this Agreement (including the terms of the licenses granted in Sections 2.1 or 2.2, as applicable) if, and for such time that, Licensee is not notified by Licensor or otherwise does not have Knowledge of such rights of or obligations owed to such Third Party.

(b) Third Party Payments, if any, with respect to the Licensed IP shall be Licensee’s sole responsibility. Licensee shall pay the Third Party Payments directly to the applicable Third Party; provided that if such Third Party does not permit Licensee to pay such Third Party Payments to such Third Party directly (whether pursuant to the applicable Contract or otherwise), the Parties shall cooperate in good faith to ensure that such Third Party Payments are paid by Licensee to Licensor in a manner that ensures Licensor’s payment thereof in compliance with the obligations to the applicable Third Party. If either Party becomes aware of any Third Party Payments, it shall reasonably promptly notify the other Party in writing, and notwithstanding anything to the contrary in this Section 2.4(b), Licensee shall not be in breach of this Agreement (including the terms of the licenses granted in Sections 2.1 or 2.2, as applicable) if, and for such time that, Licensee is not notified by Licensor or otherwise does not have Knowledge of the applicable Third Party Payments; provided that, upon so learning of such Third Party Payments, Licensee shall promptly pay such Third Party Payments to the applicable Third Party directly (or such other Person as reasonably directed by Licensor) to the extent such Third Party Payments are past due.

(c) Without limiting the foregoing, each of the Parties agrees not to take or omit to take, and to cause its Affiliates and Sublicensees not to take or omit to take, directly or indirectly, any actions that are, to such Parties’ knowledge, reasonably likely to adversely affect the other Party’s rights, or result in a payment obligation by the other Party, under the MatCo/SpecCo IP Cross License.

Section 2.5 Reservation of Rights. Except as expressly provided in the Separation Agreement or any other Ancillary Agreement, each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed or otherwise granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s Intellectual Property (including, for clarity, any Excluded IP).

Section 2.6 Retention and Transfer of Materials.

(a) If Spinco or Remainco (the “Requesting Party”) reasonably believes that any Materials are in the possession or control of the other Party or any of its Affiliates (such Party, the “Holding Party”) and such Materials are not in the possession or control of the Requesting Party or any of its Affiliates, and the Requesting Party makes a request in writing during the two (2) year period following the Effective Date that the Holding Party deliver the Materials to the Requesting Party, the Holding Party shall review such request and, to the extent in the possession or control of the Holding Party or any of its Affiliates, deliver the Materials to the Requesting Party as promptly as reasonably practicable and in any event within thirty (30) Business Days of receiving such request from the Requesting Party; provided that, if the Holding Party reasonably believes that such request requires a longer period of review to determine if the request concerns applicable Licensed IP or to locate the applicable Materials, the Holding Party shall be provided with a reasonable amount of additional time to review and provide such Materials and shall notify the Requesting Party in writing of the expected timeframe; provided, further, the Holding Party may redact any Information with respect to which the Requesting Party does not have a license or other right under the Separation Agreement, this Agreement, or any of the other Ancillary Agreements. To the extent the request does not concern Materials, the Holding Party shall not be required to deliver such requested materials to the Requesting Party, but shall provide the Requesting Party with an explanation in reasonable detail the basis of such determination and shall make itself and its relevant Affiliates available to discuss such determination in good faith with the Requesting Party.

(b) For clarity, and notwithstanding anything to the contrary, in no event shall Licensor or its Affiliates be required to provide any written, electronic, computerized, digital or other tangible or intangible media to the extent comprising, containing or reflecting any Licensed IP that has already been provided to, or is in the possession of, Licensee or its Affiliates.

ARTICLE III

OWNERSHIP

Section 3.1 Ownership. As between the Parties and their respective Affiliates, (a) Spinco acknowledges and agrees that Remainco or any of its Affiliates own the Remainco Licensed IP, the Intellectual Property included in the Remainco Licensed Standards, and Business Software licensed to Spinco hereunder, (b) Remainco acknowledges and agrees that Spinco or any of its Affiliates own the Spinco Licensed IP and Business Software licensed to Remainco hereunder, (c) each Party acknowledges and agrees that, neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder. To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title, or interest in or to any Intellectual Property in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest; provided, that, for clarity a successful claim under Section 2.8(b)(i) of the Separation Agreement shall not be deemed to be in contravention of this Section 3.1.

ARTICLE IV

PROSECUTION AND MAINTENANCE

Section 4.1 Responsibility and Cooperation.

(a) As between the Parties, Licensor shall have sole and exclusive right (but not the obligation) for filing, prosecuting, and maintaining all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder. Licensor shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution, and maintenance.

(b) Upon the reasonable request of the Party that has the right to control filing, prosecution or maintenance of any Licensed IP in accordance with Section 4.1(a), the other Party shall provide reasonable assistance to such Party in connection with such activities (including by providing information or taking such other actions as required by applicable Law), and such requesting Party shall reimburse such other Party’s reasonable out-of-pocket costs and expenses incurred in connection therein. For clarity, neither such other Party nor any of its Affiliates shall be required by the foregoing in this Section 4.1 to take or omit to take any action that it reasonably believes contravenes any applicable Law.

Section 4.2 No Additional Obligations. For clarity, this Agreement shall not obligate either Party to maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property, except to the extent of any cooperation or reimbursement in connection with the obligations set forth in Section 4.1(b) or Section 5.1(b).

ARTICLE V

ENFORCEMENT

Section 5.1 Defense and Enforcement.

(a) Licensor Exclusive Right. As between the Parties, Licensor shall have the sole and exclusive right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Licensed IP that Licensor is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions).

(b) Cooperation. If, in connection with enforcing any Licensed IP against any Third Party Infringement, Licensor brings an Action or enters into settlement discussions with respect thereto, Licensee shall provide reasonable assistance in connection therewith at Licensor’s reasonable request, and Licensee shall be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection therewith.

(c) Recoveries. Any and all amounts recovered by Licensor in any Action regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be retained by Licensor.

(d) Interferences, etc. Notwithstanding anything to the contrary in Article IV or this Article V, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding, Article IV shall govern the Parties’ rights and obligations with respect thereto.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its Affiliates and its and their directors, officers, agents, and successors (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Indemnitees, to the extent arising out of, relating to or resulting from (a) gross negligence or willful misconduct of the Indemnifying Party, any of its Affiliates, or its or their Sublicensees, agents or subcontractors in the performance of this Agreement; (b) breach by the Indemnifying Party of this Agreement; or (c) if the Indemnifying Party is the Licensee, use of the Licensed IP hereunder by or on behalf of such Party or its Sublicensees, in each case (in respect of the foregoing subsections (a) through (c)), except (i) with respect to Spinco as Indemnifying Party, to the extent that such Indemnifiable Losses result from misappropriation of any Know-How, or infringement of any Copyrights, of a Third Party caused by the use, as permitted under this Agreement, of the Remainco Licensed IP, where such use is consistent with the use of such Know-How or use of such Copyrights (as applicable) by Remainco or its Affiliates in the Spinco Business prior to the Effective Date, and such misappropriation or infringement (as applicable) in respect of such use initially occurred prior to the Effective Date by Remainco or any of its Affiliates; or (ii) to the extent that such Indemnifiable Losses are subject to indemnification by the other Party pursuant to this Section 6.1.

Section 6.2 Indemnification Procedures. The indemnification procedures set forth in Sections 7.4 through 7.9 of the Separation Agreement shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 6.3 Disclaimer of Representations and Warranties. EACH PARTY HEREBY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR IN ANY OF THE OTHER ANCILLARY AGREEMENTS, EACH OF SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) AND REMAINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) UNDERSTANDS AND AGREES THAT NEITHER PARTY IS REPRESENTING OR WARRANTING IN ANY WAY

UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY, ENFORCEABILITY, OR SCOPE OF THE LICENSED IP) AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR IN ANY OTHER ANCILLARY AGREEMENT, ALL LICENSED IP IS BEING LICENSED, AND ALL MATERIALS ARE BEING PROVIDED, ON AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” BASIS.

Section 6.4 Limitation on Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE VI), EXCEPT WITH RESPECT TO BREACHES OF ARTICLE VII, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL PREVENT ANY INDEMNIFIED PARTY FROM BEING INDEMNIFIED PURSUANT TO ARTICLE VI FOR ALL COMPONENTS OF AWARDS AGAINST THEM IN ANY THIRD PARTY CLAIM.

ARTICLE VII

CONFIDENTIALITY

Section 7.1 Disclosure and Use Restrictions. The Parties acknowledge and agree that the Umbrella Secrecy Agreement is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement to the extent applicable, mutatis mutandis. For the avoidance of doubt, Licensee’s material breach of the Umbrella Secrecy Agreement with respect to Confidential Information in connection with the performance of this Agreement shall constitute a material breach of this Agreement.

ARTICLE VIII

TERM

Section 8.1 Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (a) to the extent with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable) and (b) with respect to Business Software, Remainco Licensed Standards and all other Licensed IP, in perpetuity.

ARTICLE IX

DISPUTE RESOLUTION

Section 9.1 Disputes. In the event of a controversy, dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby or thereby, including with respect to the interpretation, performance, nonperformance, validity or breach thereof, any dispute as to the availability of indemnification pursuant to ARTICLE VI hereof, and including any Action based on contract, tort, statute or constitution, including, but not limited to, the arbitrability of such controversy, dispute or Action, the procedures as set forth in Article IX of the Separation Agreement shall apply, mutatis mutandis.

ARTICLE X

MISCELLANEOUS

Section 10.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, together with the Separation Agreement and other Ancillary Agreements and, solely to the extent and for the limited purpose of effecting the Internal Reorganization, the Conveyancing and Assumption Instruments, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the terms and conditions of this Agreement shall control (except as expressly set forth in Section 11.1 of the Separation Agreement).

Section 10.2 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 10.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) on the date sent by email of a portable document format (PDF) document (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.3 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 10.3 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.3):

If to Remainco:

DuPont de Nemours, Inc.

974 Centre Road, Building 730

Wilmington, DE 19805

Attn: General Counsel

Email: Erik.T.Hoover@dupont.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:         Brandon Van Dyke, Esq.

Email:               Brandon.VanDyke@skadden.com

Facsimile:         (917) 777-3743

To Spinco:

Nutrition & Biosciences, Inc.

c/o International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attn:                 Jennifer Johnson, General Counsel

                          Nanci Prado, Deputy General Counsel

Email:               jennifer.johnson@iff.com

                           nanci.prado@iff.com

with copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:         Benet J. O’Reilly

                          Kyle A. Harris

Email:              boreilly@cgsh.com

                          kaharris@cgsh.com

Section 10.4 Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to any other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Affiliates).

Section 10.5 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations of a Party under this Agreement shall be transferred or assigned, in whole or in part, by operation of law or otherwise, by such Party without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided, however, that such first Party (i) may assign, in whole or in part, by operation of law or otherwise, this Agreement to one or more of its Affiliates and (ii) may assign, in whole or in part, by operation of law or otherwise, any of the foregoing to the successor to all or a portion of the business or assets to which this Agreement relates; provided that, (x) the assigning Party shall promptly notify the non-assigning Party in writing of any assignments it makes under Section 10.6(a)(ii) and (y) in either case of (i) or (ii), the party to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Any assignment or other disposition in violation of this Section 10.6 shall be void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party. If either Party (or any Affiliate of such Party) assigns any of the Licensed IP, such assignment shall be subject to the license granted under such Intellectual Property pursuant to this Agreement and the assignee shall be deemed to assume the applicable obligations under this Agreement automatically.

Section 10.7 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 10.8 Affiliates. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party or by any entity that becomes an Affiliate of such Party on and after the Spinco Distribution Date.

Section 10.9 Third Party Beneficiaries. Except as provided in Article VI relating to Indemnitees, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 10.10 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 10.11 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 10.12 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 10.13 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Indemnifiable Loss. Accordingly, from and after the Spinco Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is thereby aggrieved shall, subject and pursuant to the terms of this Article X (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.15 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 10.16 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

* * * * *

[End of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DuPont de Nemours, Inc.		DDP Specialty Electronic Materials US 4, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DuPont Specialty Products USA, LLC		Rohm and Haas Electronic Materials LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DuPont Polymers, Inc.		DDP Specialty Electronic Materials US 8, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

Specialty Products US 2, LLC		Specialty Products US 4, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DDP Specialty Electronic Materials US, LLC		Rohm and Haas Electronic Materials CMP, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DDP Specialty Electronic Materials US 5, LLC		Performance Specialty Products NA, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

[Signature Page to Intellectual Property Cross-License Agreement]

DD Holding, Inc.		Nutrition & Biosciences USA 3, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Jennifer A. Johnson
Name:	Erik T. Hoover	Name:	Jennifer A. Johnson
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Vice President

DuPont Industrial Biosciences USA, LLC		Nutrition & Biosciences USA 4, Inc.

By:	/s/ Erik T. Hoover	By:	/s/ Jennifer A. Johnson
Name:	Erik T. Hoover	Name:	Jennifer A. Johnson
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Vice President

Nutrition and Biosciences, Inc.		Specialty Products US, LLC

By:	/s/ Jennifer A. Johnson	By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson	Name:	Jennifer A. Johnson
Title:	Vice President	Title:	Vice President

Danisco US Inc.

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

Nutrition & Biosciences USA 1, LLC

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

Nutrition & Biosciences USA 2, LLC

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

[Signature Page to Intellectual Property Cross-License Agreement]

Schedule A

Excluded IP

Schedule B

Knowledge

Schedule C

Remainco Licensed Copyrights

Schedule D

Remainco Licensed Know-How

Schedule E

Remainco Licensed Patents

Schedule F

Spinco Licensed Copyrights

Schedule G

Spinco Licensed Know-How

Schedule H

Spinco Licensed Patents

Schedule I

Licensors and Licensees